UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 9, 2025

Date of report (date of earliest event reported)

Greenwave Technology Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41452	46-2612944
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4016 Raintree Road, Suite 300

Chesapeake, VA 23321

(Address of principal executive offices) (Zip Code)

(800) 490-5020

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GWAV	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 9, 2025, Greenwave Technology Solutions, Inc., a Delaware Corporation (the “Company”), received formal notice from the Staff of the Listing Qualifications Department of The Nasdaq Stock Market LLC that the Company had regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2). As a result, the previously disclosed listing matter has been closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

By:	/s/ Danny Meeks
Name:	Danny Meeks
Title:	Chief Executive Officer

Date: September 10, 2025